EXHIBIT 10.4

SERVICES AGREEMENT

This SERVICES AGREEMENT (“Agreement”), is made and entered into effective June 29, 2015 (the “Effective Date”), by and between KSC RECOVERY, INC., a Delaware corporation (“Recovery”), and KAISER EAGLE MOUNTAIN, LLC, a Delaware limited liability company (“KEM”). Recovery and KEM are sometimes collectively referred to in this Agreement as “Parties” or individually as a “Party.”

RECITALS

A. Recovery, KEM, CIL&D, LLC (“CIL&D”) and Lake Tamarisk Development, LLC entered into that certain Administrative and Management Agreement dated August 1, 2014, which agreement was amended by that certain First Amendment to Administrative and Management Agreement dated effective January 15, 2015, ( collectively the “Admin Agreement”). Pursuant to the Admin Agreement Recovery perform administrative and asset management services for the benefit of KEM.

B. As of the effective date of this Agreement, CIL&D sold KEM to Eagle Mountain Acquisition LLC, a Delaware limited liability company. As a result of such sale, KEM desires to terminate KEM’s continuing participation as a party to the Admin Agreement and enter into this Agreement pursuant to which Recovery will continue to provide KEM certain services and make available to KEM personnel and consultants of Recovery for a limited period of time to assist in the transition of KEM to its new owner. Recovery is willing to perform services and make available its personnel and consultants on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the respective covenants and agreement of the Parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. TERMINATION OF ADMIN AGREEMENT WITH RESPECT TO KEM. The Parties agree that KEM’s participation as a party to the Admin Agreement is terminated as of the effective date of this Agreement and that KEM shall have no further obligations or duties pursuant to the Admin Agreement except as may have accrued prior to the effective date of this Agreement.

2. SERVICES TO BE PROVIDED. Pursuant to and in accordance with the terms of this Agreement KEM hereby retains Recovery to provide or cause to be provided to KEM the services and to make available its personnel and consultants all as described in Schedule 1 attached hereto and incorporated into this Agreement (collectively the “Services”). Recovery agrees to provide the Services subject to and as provided in this Agreement.

3. MANNER OF PROVIDING SERVICES. Recovery will provide the Services to and for the benefit of KEM as requested by KEM with such Services being provided in the same manner as they have historically been provided including such Services as requested by KEM in connection with assisting KEM in KEM’s transition as a result of its sale. Recovery will provide or otherwise arrange to provide all staffing and independent contractors as it deems necessary or appropriate to provide the Services as Recovery shall determine in its reasonable discretion.

4. Payments. As compensation for the Services provided by Recovery hereunder, KEM shall, on a monthly basis, pay Recovery the following amounts:

a. EAGLE MOUNTAIN PERSONNEL. KEM shall reimburse Recovery an amount equal to all costs and expenses of the two individuals currently employed by Recovery at KEM’s Eagle Mountain Property (Juan Denis-Landin and Victor Ramos). Such costs and expensed shall include, but are not be limited to, an amount equivalent to the compensation paid whether the personnel are paid on an hourly or salaried basis, overtime, vacation pay, holiday pay and the cost of all benefits that may be provided including the employer’s portion of the premiums for medical insurance, vision insurance, dental insurance, life insurance, long or short-term disability programs and insurance, the costs of other health and welfare benefits that may be provided, the employer’s share of any federal, state or local taxes, expense reimbursement, administrative costs associated with any of the foregoing, and any other expense or cost of providing staffing and personnel services at Eagle Mountain (collectively” Eagle Mountain Personnel Costs”). The Parties acknowledge that Juan Denis-Landin and/or Victor Ramos may become employees of KEM or an affiliate, and in such event Recovery may treat them as having been terminated by Recovery, however KEM shall not be responsible for any severance or similar payments. For the avoidance of doubt, the Eagle Mountain Personnel Costs shall also include the cost of providing the Services listed in item of Schedule 1.

b. ADDITIONAL PAYMENTS. In addition to payment of the Eagle Mountain Personnel Costs, KEM shall pay to Recovery the following:

(i) $15,000 per month for the first three (3) months of this Agreement, with the first payment due on the Effective Date;

(ii) $10,000 per month for the three (3) month period beginning on the three (3) month anniversary date of this Agreement through and including the five (5) month anniversary of this Agreement; and

(iii) $7,000 per month for up to a twelve (12) month period beginning on the six (6) month anniversary of this Agreement through and including the seventeen (17) month anniversary of this Agreement; provided, however, if the consulting services of Richard E. Stoddard are terminated at any time on or after the six (6) month anniversary date of this Agreement upon sixty (60) days advance written notice to Recovery and to Richard E. Stoddard, then the additional monthly payment thereafter due Recovery under this Section 4(b) shall be reduced by $5,000 per month. In addition, if the services of Terry L. Cook are terminated at any time on or after the nine (9) month anniversary date of this Agreement upon sixty (60) days advance written notice to Recovery and Terry L. Cook, then the additional monthly payment thereafter due Recovery under this Section 4(b) shall be reduced by $2,000 per month.

c. REIMBURSE OF THIRD-PARTY OUT-OF-POCKET COSTS. KEM shall reimburse Recovery for any third party out-of-pocket costs that Recovery and those individuals providing services benefiting KEM may incur in providing services to KEM pursuant to this Agreement. Any individual expenditure greater than $250 other than those specifically permitted under this Agreement shall be preapproved by KEM in writing.

d. INITIAL PAYMENT ADVANCE; MONTHLY PAYMENTS. As of the date of this Agreement, KEM shall pay and deposit with Recovery the amount of $42,000 which is an amount equal to a good faith estimate of one and one-half month’s payments of the Eagle Mountain Personnel Costs that would be due Recovery by KEM, during the first month and one half of this Agreement (excluding the first and second additional payments specified in Section 4(b)(i) above) (the “KEM Deposit”). All amounts due Recovery pursuant to this Section 4 shall be collectively referred to as the “Cost of Services.” The KEM Deposit will be used by Recovery to pay for the Cost of Services during the first month and one half of this Agreement, and any excess shall be applied to the Cost of Services for the following months, as provided herein. Thereafter, on a monthly basis, Recovery will submit to KEM a statement setting forth a good faith estimate for the ensuing month and the amount due for the Cost of Services paid or incurred by Recovery during the previous month and reconciling any amounts paid during such month from the KEM Deposit. KEM shall pay to Recovery the amount set forth on each monthly statement within twenty one (21) days after receipt of the statement. In the event of the termination of this Agreement, Recovery shall refund any amount remaining out of the KEM Deposit and/or any amounts pre-paid by KEM pursuant to Recovery’s monthly estimates, without interest, after paying any Costs of Services then remaining or that accrued for future payment. The payment of the KEM Deposit shall not relieve KEM from any liability to pay all Cost of Services required under this Agreement. KEM shall have the right to audit Recovery’s books and records regarding Services provided and billed to KEM.

e. INTEREST ON DELINQUENT PAYMENTS. If KEM fails to pay to Recovery any amount payable under subsections (a) and (b) above when due, KEM shall pay to Recovery interest on the overdue amount of 0.75% per month, for the period beginning when the amount was due and ending when the amount is actually paid.

5. BOOKS AND RECORDS. Recovery shall maintain or caused to be maintained adequate accounting records in reasonable detail that fairly reflect the Services provided, the expenses and payments made by Recovery to provide such Services, as well as any expenses and payments made by Recovery on KEM’s behalf. All books and accounts maintained by Recovery relating to the Cost of Services and applicable to the performance of its obligations hereunder shall at all reasonable times be open to inspection by KEM, and other representatives of KEM as they may designate in writing.

6. LIMITATION ON DAMAGES AND INDEMNIFICATION.

a. Neither Recovery nor its officers, directors, employees or agents shall be liable to KEM for any liability or loss suffered by KEM or its affiliates as a result of any action or omission by Recovery or its officers, directors, employees, consultants or agents or in performing the Services hereunder, except that Recovery may be liable to KEM to the extent, but only to the extent, of any direct, as opposed to indirect or consequential damages suffered by KEM which are caused by the gross negligence, willful adverse misconduct or fraud of Recovery or its officers, directors, employees, consultants or agents, or by a material default by Recovery of its obligations hereunder. In no event shall Recovery and/or its officers, directors, employees or agents be liable to KEM and its affiliates for indirect or consequential damages of any nature or kind.

b. KEM agrees to indemnify and hold Recovery, and its officers, directors, employees, consultants and agents, harmless from all liabilities, costs and damages, including reasonable legal fees, arbitration or litigation and court costs arising from or in connection with Recovery’s performance of Services on behalf of or benefiting KEM or its affiliates, provided, that Recovery has in good faith performed its obligations in accordance with this Agreement.

7. INDEPENDENT CONTRACTOR STATUS. Recovery and the Companies do not intend to form a joint venture, partnership or similar relationship. Instead, Recovery, and its officers, directors, employees, consultants and agents shall be deemed to be independent contractors with full control over the manner and method of performance hereunder, except as otherwise expressly provided in this Agreement.

8. TERM AND TERMINATION. The term of this Agreement commenced effective as of the date of this Agreement and shall continue for a period of eighteen (18) months unless sooner terminated as provided below:

a. by KEM on or following the nine (9) month anniversary of this Agreement upon sixty (60) days advance written notice to KEM;

b. at any time upon the mutual written consent or the Parties; and/or

c. in the event of a breach of this Agreement, the non-breaching Party may terminate this Agreement if the breach continues for ten (10) days after the non-breaching Party provides notice of the breach to the breaching Party and the alleged breaching Party has not reasonably cured the alleged breach with such ten (10) day period.

9. MISCELLANEOUS.

9.1 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, and to the extent applicable in accordance with the laws of the United States.

9.2 ATTORNEYS’ AND OTHER FEES. Should any Party institute any action or proceeding to enforce or interpret this Agreement or any provision hereof, for a declaration of rights hereunder, the prevailing Party in any such action or proceeding shall be entitled to receive from the other Party all costs and expenses, including reasonable attorneys’ and other fees, incurred by the prevailing Party in connection with such action or proceeding. The term “attorneys’ and other fees” shall mean and include reasonable attorneys’ fees, accountants’ fees, and any and all other similar reasonable fees incurred in connection with the action or proceeding and preparation therefor. The term “action or proceeding” shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.

9.3 AUTHORITY. The undersigned are authorized to execute and enter into this Agreement for and on behalf of their respective Party.

9.4 ENTIRE AGREEMENT AND AMENDMENT. This Agreement and the exhibits attached hereto constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and this Agreement may only be amended in a writing executed by the Parties to this Agreement.

9.5 WAIVER. The failure of any Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered or construed or deemed to be a waiver of any provision or any breach of any provision of this Agreement or deprive that Party of the right to thereafter to insist upon strict adherence to that term or provision or any other term or provision of this letter agreement. No Party shall be deemed to have waived any right which such Party has under this Agreement, unless such Party shall have expressly waived the same in writing. No delay or omission on the part of either Party in exercising any right under this Agreement shall operate as a waiver of any such right or any other right under this Agreement.

9.6 HEADINGS. Headings at the beginning of each section and subsection are solely for the convenience of the Parties and are not a part of this Agreement.

9.7 NOTICES. Any notices, demands or other communications required or permitted to be given by any provision of this Agreement or which any Party may desire to give the other shall be given in writing, delivered personally or sent by certified mail, postage pre-paid, facsimile, or by Federal Express or similar generally recognized delivery service regularly providing proof of delivery, addressed to a Party, at the addresses set forth below, or to such other address as said Party may hereafter or from time to time designate by written notice to the other Party. Notice by United States Postal Service or delivery service as provided herein shall be considered given on the earlier of the date on which said notice is actually received by the Party to whom such notice is addressed, or as of the date of delivery, whether accepted or refused, established by the United States Postal service return receipt or such overnight carrier’s proof of delivery, as the case may be. Any such notice given by facsimile shall be deemed given upon receipt of the same by the Party to which it is addressed; provided, however, any facsimile sent after 4:00 p.m. (California time) shall be deemed received on the next succeeding business day.

TO RECOVERY:

KSC RECOVERY, INC.

337 N. Vineyard Ave., 4th Floor
Ontario, CA 91764
Attn.: Terry L. Cook
Telephone: 909.483.8511
Facsimile: 909.944.6605
Email: terry@cild.co

To KEM:	WITH A COPY TO
(which shall not constitute notice):

KAISER EAGLE MOUNTAIN, LLC	LATHAM & WATKINS LLP
c/o Eagle Crest Energy Company	355 S. Grand Ave
3000 Ocean Park Blvd, Suite 1020	Los Angeles, CA 90071-1560
Santa Monica, CA 90405	Attn: Kevin Ehrhart
Attn.: J. Douglas Divine	Telephone: 213.485.1234
Telephone: 310.450.9090	Facsimile: 213.891.8763
Facsimile: 310.450.9494	Email: Kevin.Ehrhart@lw.com
Email: ddivine@eaglecrestenergy.com

9.8 BENEFICIARIES. Eagle Crest be deemed an intended, third party beneficiary of this Agreement, and all of KEM’s rights relating to this Agreement shall inure to the benefit of, and may be exercised by, Eagle Crest.

9.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and together shall constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the duly authorized officers or representatives of each of the Parties hereto, to be effective as of the date set forth above.

“RECOVERY”

KSC RECOVERY, INC., a Delaware corporation

By:	/s/ Terry L. Cook
	Name:	Terry L. Cook
	Title:	President

Date:	June 29, 2015

[Signatures continue on the following page]

(Signature page to Services Agreement – Eagle Mountain)

“KEM”

KAISER EAGLE MOUNTAIN, LLC, a Delaware limited liability company

By:	/s/ Doug Divine
	Name:	Doug Divine
	Title:	Authorized Person

Date: June 29, 2015

(Signature page to Services Agreement – Eagle Mountain)